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                                                         EXHIBIT 99

                                POWER OF ATTORNEY

         We, the undersigned Trustees of INTRUST Funds Trust (the "Fund"), an open-ended management investment company, organized as a Delaware business trust, do hereby constitute and appoint David Bunstine, Ellen Stoutamire, Esq., Steven R. Howard, Esq., Paul Kane, Thomas M. Majewski and Scott R. MacLeod, Esq. and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Fund to comply with:

         (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of beneficial interest of the Fund to be offered by the Fund;

         (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

         (iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Fund and with the registration under state securities laws of shares of beneficial interest of the Fund to be offered by Fund;

including specifically but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Trustee or officer in his or her behalf as such Trustee or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned place their hands as of February 9, 1998.

/s/    John J. Pileggi                           /s/    George Mileusnic
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John J. Pileggi                                         George Mileusnic
       Trustee, Chairman of the Board            Trustee

/s/    Thomas K. Kice                            /s/    Thomas E. Shea
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       Thomas K. Kice                                   Thomas E. Shea
       rustee                                           Trustee

/s/    Terry L. Carter                           /s/    G.l. Best
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       Terry L. Carter                                  G.L. Best
       Trustee                                          Trustee

/s/    David Bunstine                            /s/    Paul Kane
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       David Bunstine                                   Paul Kane
       President                                        Treasurer